UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2025

Actelis Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41375	52-2160309
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4039 Clipper Court, Fremont, CA 94538

(Address of principal executive offices)

(510) 545-1045

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ASNS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Equity Line of Credit Agreement

On September 27, 2025, Actelis Networks, Inc. (the “Company”) entered into a common stock purchase agreement (the “Common Stock Purchase Agreement”) with an effective date of October 1, 2025 (the “Effective Date”) and a related registration rights agreement (the “White Lion RRA”) with White Lion Capital LLC, a Nevada limited liability company (“White Lion”). Pursuant to the Common Stock Purchase Agreement, the Company has the right, but not the obligation, to require White Lion to purchase, from time to time, up to $30,000,000 in aggregate gross purchase price (the “Commitment Amount”) of newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement.

The Company is obligated under the Common Stock Purchase Agreement and the White Lion RRA to file a registration statement (the “Resale Registration Statement”) with the SEC to register the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) for the resale by White Lion of shares of Common Stock that the Company may issue to White Lion under the Common Stock Purchase Agreement.

The maximum number of shares issuable under the Common Stock Purchase Agreement shall be no more than 19.99% of the Company’s outstanding Common Stock as of the Effective Date (the “Exchange Cap”), unless shareholder approval is obtained to issue shares of Common Stock in excess of the Exchange Cap.

In addition, pursuant to the Common Stock Purchase Agreement, the Company agreed to call a special meeting of its shareholders (the “Special Meeting”) to obtain shareholder approval for the issuance of Common Stock under the Common Stock Purchase Agreement beyond the Exchange Cap (“Shareholder Approval”) within 120 days of the Effective Date. If the Company fails to call the Special Meeting within this timeframe, it shall pay liquidated damages to White Lion, as more fully described in the Common Stock Purchase Agreement. If Shareholder Approval is not obtained at the Special Meeting, the Company is obligated to call an additional Special Meeting every ninety (90) days thereafter, for a total period of 360 days, until Shareholder Approval is obtained. However, that this deadline shall be tolled by one Business Day for each Business Day that the SEC is closed due to a shutdown of the United States government.

As consideration for White Lion’s irrevocable commitment to purchase the Company’s Common Stock up to the Commitment Amount, the Company agreed to issue shares of Common Stock to White Lion (the “Commitment Shares”) equal to $750,000 (the “Commitment Fee Amount”) divided by the lowest traded price of the Company’s common stock during the 30 business days prior to the issuance of the Commitment Shares.

If, at any point during the term of the Common Stock Purchase Agreement, the Company fails to be listed on the Nasdaq Capital Market, the Commitment Fee Amount will increase to $1,000,000 if remedied within six months or less, to $1,250,000 if remedied after six months but before twelve months, and $1,500,000 if not remedied within twelve months (the “Delisting Penalty Provision”). If the Common Stock Purchase Agreement is terminated, the Delisting Penalty Provision shall automatically be waived on the date that is six (6) months after the later of (A) the date on which Shareholder Approval is obtained and (B) the date on which the Resale Registration Statement has been declared effective by the SEC.

The number of shares sold pursuant to any such notice may not exceed 40% of the Average Daily Trading Volume for the common stock traded on Nasdaq immediately preceding receipt of the applicable Purchase Notice, and can be increased at any time at the sole discretion of White Lion.

Under a Regular Purchase Notice, the purchase price to be paid by White Lion for any such shares will equal 97.5% multiplied by the lower of the (i) lowest daily VWAP of the Common Stock during the Regular Purchase Valuation Period (as such term is defined in the Common Stock Purchase Agreement) or (ii) the closing price of the Common Stock one business day prior to the delivery of the Regular Purchase Notice.

Under a Rapid Purchase Notice, the purchase price to be paid by White Lion for any such shares will equal (i) the lowest traded price of the Common Stock on the Rapid Purchase Notice Date with respect to Rapid Purchase Price Option 1, or (ii) 99% multiplied by the lowest traded price of the Common Stock two hours following written confirmation of the acceptance of the Rapid Purchase Notice by White Lion with respect to Rapid Purchase Price Option 2.

The Company may terminate the Common Stock Purchase Agreement at any time by delivering written notice to White Lion. In addition, the Common Stock Purchase Agreement shall automatically terminate on the earlier of (i) the end of the Commitment Period or (ii) the date that, pursuant to or within the meaning of any bankruptcy law, the Company commences a voluntary case or any person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors. Certain provisions of the Common Stock Purchase Agreement survive termination, as described more fully in the text of the agreement.

Pursuant to the Common Stock Purchase Agreement, the Company agreed to register the shares of Common Stock purchased by White Lion under the Common Stock Purchase Agreement with the SEC for resale within 5 business days of the Effective Date; provided, however, that this deadline shall be tolled by one Business Day for each Business Day that the SEC is closed due to a shutdown of the United States government.

If the Company fails to have the Resale Registration Statement declared effective by October 31, 2025 (the “Required Registration Date”), it shall issue to White Lion shares of Common Stock equal to $250,000 divided by the lowest traded price of the Common Stock between October 1, 2025 and October 31, 2025; provided, however, that this deadline shall be tolled by one Business Day for each Business Day that the SEC is closed due to a shutdown of the United States government. The Required Registration Date shall be extended to November 15, 2025 if the SEC notifies the Company there will be a “review” of such Registration Statement. For every thirty (30) days after the Required Registration Date that the Registration Statement is not declared effective, the Company will issue to White Lion a number of additional shares of Common Stock equal to $250,000 divided by the lowest traded price of the Common Stock during such thirty (30) day period.

The Common Stock Purchase Agreement and the White Lion RRA contain customary representations, warranties, conditions, and indemnification obligations of the parties. The representations, warranties, and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the Common Stock Purchase Agreement and the White Lion RRA are qualified in their entirety by reference to the full text of the Common Stock Purchase Agreement and the White Lion RRA, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The offer and sale of the Common Stock and the Commitment Shares pursuant to the Common Stock Purchase Agreement have not been registered under the Securities Act or any state securities laws. The Common Stock may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the Common Stock described herein or therein.

In the Common Stock Purchase Agreement, White Lion represented to the Company that it is an “accredited investor”, as defined in Rule 501 promulgated under the Securities Act, and the Company’s offer and sale of the Common Stock under the Common Stock Purchase Agreement are being made in reliance upon the exemptions from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder.

Private Placement

Concurrently on September 27, 2025, the Company entered into a securities purchase agreement (the “PIPE Purchase Agreement”) with White Lion, pursuant to which the Company agreed to issue and sell to White Lion in a private placement (the “Offering”) (i) 871,766 shares (the “Shares”) of Common Stock, and (ii) pre-funded warrants to purchase up to 3,128,234 shares of Common Stock (the “Pre-Funded Warrants”) for a purchase price of $0.2125 per share of Common Stock and $0.2124 per Pre-Funded Warrant, for a total aggregate gross proceeds of approximately $850,000. The Offering closed on September 29, 2025. The Company has a right to redeem 488,263 of the Shares at a redemption price of $0.0001 per share.

The Pre-Funded Warrants are immediately exercisable at an exercise price of $0.0001 per share of Common Stock and will not expire until exercised in full. However, the Company may not issue a number of shares of Common Stock pursuant to exercise of the Pre-Funded Warrants in an amount that will not exceed the Exchange Cap, when combined with the number of Shares issued in the Offering, before shareholder approval for further issuance beyond the Exchange Cap is obtained. The Company intends to obtain such shareholder approval concurrently with the Shareholder Approval required for the issuance of shares of Common Stock under the Common Stock Purchase Agreement beyond the Exchange Cap.

The obligation to file the Resale Registration Statement described above also covers the registration of the shares of Common Stock and shares underlying the Pre-Funded Warrants issued pursuant to the PIPE Purchase Agreement.

The Offering of the shares of Common Stock and Pre-Funded Warrants, including any shares of Common Stock issuable thereunder, was not registered under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities were offered and sold pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

The foregoing descriptions of the PIPE Purchase Agreement and the Pre-Funded Warrant are qualified in their entirety by reference to the full text of the Common Stock Purchase Agreement and the White Lion RRA, which are attached as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The matters described in Item 1.01 of this Current Report on Form 8-K with respect to the issuances of securities under the PIPE Purchase Agreement are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Common Stock Purchase Agreement
10.2	Form of White Lion RRA
10.3	Form of PIPE Purchase Agreement
10.4	Form of Pre-Funded Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTELIS NETWORKS, INC.

Dated: October 2, 2025	By:	/s/ Yoav Efron
	Name:	Yoav Efron
	Title:	Deputy Chief Executive Officer and Chief Financial Officer

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